Exhibit 99.2

FOR IMMEDIATE RELEASE

SUPERGEN AND ASTEX THERAPEUTICS ENTER DEFINITIVE MERGER AGREEMENT

Creating a Financially Strong, International Oncology Company

DUBLIN, California and CAMBRIDGE, UK, April 6, 2011 — SuperGen, Inc. (NASDAQ: SUPG), a U.S.-based pharmaceutical company dedicated to the discovery and development of novel cancer therapies, and Astex Therapeutics Limited, a privately held, U.K.-based biotechnology company developing targeted therapies for oncology and virology, jointly announce today that they have entered into a definitive agreement to merge the two companies, subject to customary closing conditions, including regulatory and shareholder approvals.

The combined entity, to be named Astex Pharmaceuticals, Inc., is expected to create a global leader in innovative oncology drug discovery, development and commercialization with $120 million in cash and cash equivalents forecasted post deal closure.  The company plans to leverage a revenue stream from its product Dacogen®, marketed in North America by Eisai and in the rest of the world by Johnson & Johnson. The combined company’s clinical pipeline will include seven drugs in development — four of which are currently in or entering into Phase II clinical trials and three of which are currently partnered with large pharmaceutical companies.

The combined company, which is expected to be listed on NASDAQ under the symbol ASTX, expects to have:

•                  Top-tier partnerships including current partnerships with GlaxoSmithKline, Eisai, Johnson & Johnson, Novartis and AstraZeneca

•                  Nearly $2 billion in potential future milestone revenues, plus royalties

•                  An industry leading drug discovery platform to sustain future value creation

•                  Integrated operations based in two of the world’s leading biotech clusters, in the United States and the United Kingdom.

Pursuant to the terms of the agreements, SuperGen plans to purchase Astex Therapeutics Limited, paying Astex shareholders $25 million in cash, plus shares in SuperGen common stock representing 35 percent of the total post closing shares outstanding. Subsequently, SuperGen plans to pay deferred consideration in the amount of $30 million, to be paid in stock or cash at the discretion of the combined entity, over a period of 30 months. The combined entity will assume all outstanding incentive stock options of Astex Therapeutics Limited.  Completion of the transaction will be subject to approval by the shareholders of each company, customary closing conditions, and U.S. and U.K. regulatory review and clearance.  The proposed transaction is expected to close in July 2011.

Under the new management structure, James S.J. Manuso, chairman, president and chief executive officer of SuperGen Inc., would become chairman and chief executive officer of Astex Pharmaceuticals, Inc., and Harren Jhoti, chief executive officer of Astex Therapeutics Limited, would become president and a member of the Board of Directors of the combined entity. The Board of Directors of the combined entity would also include Peter Fellner as vice chairman, Walter Lack, Charles Casamento, Thomas Girardi, Allan Goldberg, Tim Haines and Ismail Kola.

“We believe the combination of SuperGen and Astex accelerates SuperGen’s business model and brings together the people, partnerships, clinical assets, discovery platforms, infrastructures and capital resources to generate significant shareholder value in the years ahead,” said SuperGen’s Manuso. “The outstanding pipeline and highly regarded drug discovery platform of Astex, coupled with the product candidates, development expertise and capital resources of SuperGen, are expected to give rise to a powerful new entity capable of delivering valuable cancer therapies targeting critical medical needs.”

“We believe this merger creates a world class oncology company with a rare profile,” said Astex’s Jhoti.  “Astex Pharmaceuticals, Inc. will emerge with an industry leading drug discovery platform that we believe will continue to generate a vibrant and growing R&D pipeline, backed by an established revenue stream and a strong capital foundation.  We are very pleased about the synergies of purpose and talents that Astex and SuperGen are bringing together to create what we expect to be one of the world’s foremost oncology discovery and development companies.”

Management from SuperGen and Astex will host a conference call to discuss the proposed merger tomorrow, April 7th at 8:00 am EST / 1:00 pm BST.  A live webcast of the conference call and presentation materials are accessible on a new website http://www.astex-supergen.com, or in the investor relations section of the SuperGen or Astex Therapeutics websites at http://www.supergen.com and http://www.astex-therapeutics.com.  A webcast replay of the conference call will be available for 90 days.

On April 12th SuperGen and Astex will discuss in depth their respective pipelines and discovery operations at a joint Investor and Analyst Day in New York. Information about the live and archived webcast of these presentations will be available through the above mentioned websites.

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About SuperGen

SuperGen is a pharmaceutical company dedicated to the discovery and development of novel cancer therapeutics in epigenetic and cell signaling modulation.  SuperGen develops products through biochemical and clinical proof of concept to partner for further development and commercialization.

In addition to internal discovery programs, SuperGen has two drugs advancing in the clinic and a discovery collaboration with GlaxoSmithKline focused on epigenetic targets.

For more information about SuperGen, please visit http://www.supergen.com.

About Astex Therapeutics

Astex is a UK-based biotechnology company that discovers and develops novel small molecule therapeutics. Using its pioneering fragment-based drug discovery platform, Pyramid™, Astex has built a pipeline of molecularly-targeted oncology drugs, of which three are currently being tested in clinical trials with others in discovery and pre-clinical development.

In addition to its proprietary research programs, Astex’s productivity in lead discovery has been endorsed through numerous partnerships with major pharmaceutical companies, including AstraZeneca, GlaxoSmithKline, Johnson & Johnson and Novartis.

For further information on Astex, please visit the company’s website at www.astex-therapeutics.com.

SuperGen, Inc. Timothy Enns, SVP Corporate Communication and Business Development Tel: +1 (925) 560-2810 Email: tim.enns@supergen.com	Astex Therapeutics Ltd Jeremy Carmichael, Director of Business Development Tel: +44(0)1223 226200 Email: info@astex-therapeutics.com
Media Contact Fleishman-Hillard Michael Ares Tel: +1 (404) 739-0133 Email: michael.ares@fleishman.com	Media Contact College Hill (Europe) Melanie Toyne Sewell Tel: +44 (0) 20 7866 7866 Email: astex@collegehill.com
Investor Relations The Trout Group Alan Roemer Tel: + 1 (646) 378-2945 Email: aroemer@troutgroup.com	Media Contact College Hill (US) Rebecca Skye Dietrich Tel: +1 (857) 241-0795 Email: astex@collegehill.com

Note on Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including but not limited to, statements regarding the combined entity’s cash projections, ability to meet drug development milestones, have successful research and development capabilities, maintain strong partnerships with large pharmaceutical companies, maintain revenue streams from Dacogen, successfully integrate the development, research and financial operations of two organizations in two overseas locations, and the expected closing of the proposed Transaction.  These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including, but not limited to, the ability of the parties to consummate the proposed Transaction, satisfaction of closing conditions precedent to the consummation of the proposed Transaction, and such other risks as identified in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and the Company’s most recent Quarterly Reports on Form 10-Q, each as filed with the SEC, which contain and identify important factors that could cause the actual results to differ materially from those contained in the forward-looking statements.  The Company assumes no obligation to update any forward-looking statement contained in this press release.

Important Additional Information

SuperGen is not asking for your vote or soliciting a proxy in connection with the transaction at this time.  This press release is for informational purposes only and does not constitute an offer to sell, or the solicitation of an offer to purchase, shares of common stock of SuperGen.  This press release is not a substitute for the proxy statement that SuperGen will file with the Securities and Exchange Commission in connection with the transaction.  BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION, INVESTORS AND STOCKHOLDERS OF SUPERGEN ARE URGED TO READ THE PROXY STATEMENT AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION. The final proxy statement will be mailed to SuperGen stockholders.  The proxy statement and other relevant materials (when they become available), and any other documents filed by SuperGen with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov; by contacting SuperGen’s Investor Relations Department by phone at (925) 560-0100 or by mail at 4140 Dublin Blvd., Suite 200, Dublin, CA 94568 USA.

Participants in the Solicitation

SuperGen and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction.  Information regarding SuperGen’s directors and executive officers is available in SuperGen proxy statement for its 2010 annual meeting of stockholders and Annual Report on Form 10-K for the year ended December 31, 2010, which were filed with the SEC on April 30, 2010 and March 9, 2011, respectively.  Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available.